JPMorgan Chase & Co. 270 Park Avenue, New York, NY 10017-2070 NYSE symbol: JPM www.jpmorganchase.com

News release: IMMEDIATE RELEASE
JPMORGAN CHASE REPORTS SECOND-QUARTER 2016 NET INCOME OF
$6.2 BILLION, OR $1.55 PER SHARE
13% RETURN ON TANGIBLE COMMON EQUITY1
16% GROWTH IN AVERAGE CORE LOANS1 AND 10% GROWTH IN RETAIL DEPOSITS

SECOND-QUARTER RESULTS2

ROTCE[1] 13%	Common equity Tier 1[1] 11.9%	Net payout LTM[3,4] 56%

Firmwide Metrics	■	Reported revenue of $24.4 billion; managed revenue of $25.2 billion[1]
	■	Average core loans[1] up 16% YoY and 3% QoQ

CCB	■	Average core loans[1] up 23%; record growth in average deposits, up $54 billion, or 10%
2Q16 ROE 20%	■	Nearly 25 million active mobile customers, up 18%
	■	Credit card sales volume[5] up 8% and Merchant processing volume up 13%

CIB	■	Maintained #1 ranking for Global Investment Banking fees with 7.9% wallet share for 2Q16
2Q16 ROE 15%	■	Markets revenue up 23%

CB	■	Average loan balances up 13%
2Q16 ROE 16%	■	Gross Investment Banking revenue of $595 million

AM	■	Record average loan balances, up 4%
2Q16 ROE 22%	■	81% of mutual fund AUM ranked in the 1st or 2nd quartiles over 5 years

Jamie Dimon, Chairman and CEO, commented on the financial results: “JPMorgan Chase continued to perform well in all of our major businesses. We saw strong underlying performance with record consumer deposits (up 10%), credit card sales volume (up 8%), merchant processing volume (up 13%) and broad core loan growth (up 16%) - particularly in mortgage and commercial real estate. Outside of energy, both wholesale and consumer credit quality remained very good."
Dimon added: “And throughout the recent uncertainty and turbulence in the markets, we continued to be there for our clients - solid and steadfast to meet their needs, execute their transactions and provide liquidity."
Dimon continued: “We were also pleased to increase capital return in the quarter and to receive a non-objection from the Federal Reserve for our new capital distribution plan that includes a meaningful increase in our equity buyback program."
Dimon concluded: “Overall, our performance reflected the strength of our balance sheet and our ability to invest in the future of our company. We will continue to be a source of strength for our clients, communities, governments and markets around the world."

FORTRESS PRINCIPLES

■	Tangible book value per share[1] of $50.21, up 9%

■	Basel III common equity Tier 1 capital[1] of $179 billion; ratio[1] of 11.9%

■	Firm SLR[1] of 6.6% and Bank SLR[1] of 6.6%

■	Compliant with U.S. LCR[6] – HQLA[7] of $516 billion

OPERATING LEVERAGE

■	2Q16 reported expense of $13.6 billion; reported overhead ratio of 56%; 2Q16 adjusted expense[1] of $14.1 billion; adjusted overhead ratio[1] of 56%
CAPITAL RETURN

■	$4.4 billion[4] returned to shareholders in the second quarter

■	$2.6 billion of net repurchases and common dividend of $0.48 per share

SUPPORTED CONSUMERS, BUSINESSES & COMMUNITIES

■	$1.2 trillion of credit and capital[8] raised YTD

■	$123 billion of credit for consumers

■	$12 billion of credit for U.S. small businesses

■	$369 billion of credit for corporations

■	$599 billion of capital raised for corporate clients and non-U.S. government entities

■	$47 billion of credit and capital raised for nonprofit and U.S. government entities, including states, municipalities, hospitals and universities

Investor Contact: Jason Scott (212) 270-7325 [1]For notes on key performance measures and non-GAAP financial measures, including managed basis reporting, see page 5. For additional notes see page 6.	Media Contact: Joe Evangelisti (212) 270-7438

JPMorgan Chase & Co.
News Release

In the discussion of results below of JPMorgan Chase as a Firm and of its business segments, information is presented on a managed basis. For more information about managed basis, as well as other non-GAAP financial measures and key performance measures used by management to evaluate the performance of each line of business, see page 5. Comparisons noted in the sections below are calculated for the second quarter of 2016 versus the prior-year second quarter, unless otherwise specified.

JPMORGAN CHASE (JPM)
Net revenue on a reported basis totaled $24.4 billion, $23.2 billion, and $23.8 billion for the second quarter of 2016, first quarter of 2016, and second quarter of 2015, respectively.

Results for JPM				1Q16		2Q15
($ millions, except per share data)	2Q16	1Q16	2Q15	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue - managed	$25,214	$24,083	$24,531	$1,131	5%	$683	3%
Noninterest expense	13,638	13,837	14,500	(199)	(1)	(862)	(6)
Provision for credit losses	1,402	1,824	935	(422)	(23)	467	50
Net income	$6,200	$5,520	$6,290	$680	12%	$(90)	(1)%
Earnings per share	$1.55	$1.35	$1.54	$0.20	15	$0.01	1
Return on tangible common equity	13%	12%	14%
Discussion of Results:
Net income was $6.2 billion, relatively flat compared with the prior-year quarter.
Net revenue was $25.2 billion, up 3%. Net interest income was $11.7 billion, up 6%, primarily driven by loan growth and the impact of higher rates, partially offset by lower investment securities balances. Noninterest revenue of $13.6 billion was flat, with the increase in CIB Markets revenue largely offset by lower revenue in Asset Management, lower CIB Investment Banking revenue and the impact of renegotiated Card co-brand partnership agreements.
Noninterest expense was $13.6 billion, down 6%, driven by lower legal expense and continued expense reduction initiatives.
The provision for credit losses was $1.4 billion, up from $935 million due to reserve increases in the current quarter versus reserve releases in the prior-year quarter, and higher net charge-offs. The Consumer provision reflected an increase in reserves primarily driven by higher loss rates in newer Card vintages, in line with expectations, as well as growth in the Card and Auto portfolios, partially offset by releases for Mortgage Banking and Student loans. The Wholesale provision reflected higher net charge-offs primarily driven by Oil & Gas and Metals & Mining and a reserve build of approximately $50 million, which reflected a net increase of approximately $200 million, driven by one Oil & Gas name in the CIB, and offsetting net releases across the remainder of the portfolio.

CONSUMER & COMMUNITY BANKING (CCB)

Results for CCB				1Q16		2Q15
($ millions)	2Q16	1Q16	2Q15	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$11,451	$11,117	$11,015	$334	3%	$436	4%
Consumer & Business Banking	4,616	4,550	4,483	66	1	133	3
Mortgage Banking	1,921	1,876	1,833	45	2	88	5
Card, Commerce Solutions & Auto	4,914	4,691	4,699	223	5	215	5
Noninterest expense	6,004	6,088	6,210	(84)	(1)	(206)	(3)
Provision for credit losses	1,201	1,050	702	151	14	499	71
Net income	$2,656	$2,490	$2,533	$166	7%	$123	5%
Discussion of Results:
Net income was $2.7 billion, an increase of 5%. Net revenue was $11.5 billion, including nearly $200 million of non-core items, principally related to a gain on the sale of Visa Europe and mark-to-market losses on Square. Excluding these items, net revenue would have been up 2% compared with the prior-year quarter driven by higher net interest income on higher volumes.
Consumer & Business Banking net revenue was $4.6 billion, up 3%, reflecting strong deposit and account growth, largely offset

JPMorgan Chase & Co.
News Release

by spread compression. Mortgage Banking net revenue was $1.9 billion, up 5%, driven by portfolio growth and higher production revenue, largely offset by lower servicing revenue. Excluding approximately $200 million of non-core items, Card, Commerce Solutions & Auto net revenue would have been flat, driven by higher auto lease and card sales volumes, and higher loan balances, offset by the impact of renegotiated Card co-brand partnership agreements and higher amortization of new account origination costs.
Noninterest expense was $6.0 billion, a decrease of 3%, driven by continued expense initiatives and lower legal expense.
The provision for credit losses was $1.2 billion, an increase of $499 million, reflecting a net reserve build detailed in the JPMorgan Chase section above, compared with a release in the prior-year quarter.

CORPORATE & INVESTMENT BANK (CIB)

Results for CIB				1Q16		2Q15
($ millions)	2Q16	1Q16	2Q15	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$9,165	$8,135	$8,723	$1,030	13%	$442	5%
Banking	2,661	2,417	2,949	244	10	(288)	(10)
Markets & Investor Services	6,504	5,718	5,774	786	14	730	13
Noninterest expense	5,078	4,808	5,137	270	6	(59)	(1)
Provision for credit losses	235	459	50	(224)	(49)	185	370
Net income	$2,493	$1,979	$2,341	$514	26%	$152	6%
Discussion of Results:
Net income was $2.5 billion, an increase of 6%. Net revenue was $9.2 billion, an increase of 5%.
Banking revenue was $2.7 billion, down 10%. Investment Banking revenue was $1.5 billion, down 15%, largely driven by lower equity underwriting fees on lower industry issuance. The business continued to rank #1 in Global Investment Banking fees. Treasury Services revenue was $892 million, down 1%. Lending revenue was $277 million, down 8%, reflecting mark-to-market losses on hedges of accrual loans.
Markets & Investor Services revenue was $6.5 billion, up 13%, driven by higher Markets revenue, up 23%. Fixed Income Markets revenue, up 35%, reflected strong performance in Rates and Currencies & Emerging Markets on higher client flows as well as improved performance in Credit and Securitized Products driven by better market conditions. Equity Markets revenue was up 2%. Securities Services revenue was $907 million, down 9%.
Credit Adjustments & Other, was $38 million, compared with $272 million in the prior year. The prior-year quarter included gains on wider funding spreads.
Noninterest expense was $5.1 billion, down 1%.
The provision for credit losses was $235 million, an increase of $185 million, reflecting higher reserves in the Oil & Gas portfolio driven by one name.

COMMERCIAL BANKING (CB)

Results for CB				1Q16		2Q15
($ millions)	2Q16	1Q16	2Q15	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$1,817	$1,803	$1,739	$14	1%	$78	4%
Noninterest expense	731	713	703	18	3	28	4
Provision for credit losses	(25)	304	182	(329)	NM	(207)	NM
Net income	$696	$496	$525	$200	40%	$171	33%
Discussion of Results:
Net income was $696 million, an increase of 33%.
Net revenue was $1.8 billion, up 4%, reflecting higher net interest income from higher average loan balances and deposit spreads.
Noninterest expense was $731 million, up 4%, due to continued investments in technology and increased hiring of bankers.

JPMorgan Chase & Co.
News Release

The provision for credit losses was a benefit of $25 million, compared to an expense of $182 million in the prior-year quarter. The current quarter benefit reflects continued strong overall credit performance in the portfolio and somewhat more stable market conditions in Oil & Gas while the prior year reflected select downgrades.

ASSET MANAGEMENT (AM)

Results for AM				1Q16		2Q15
($ millions)	2Q16	1Q16	2Q15	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$2,939	$2,972	$3,175	$(33)	(1)%	$(236)	(7)%
Noninterest expense	2,098	2,075	2,406	23	1	(308)	(13)
Provision for credit losses	(8)	13	—	(21)	NM	(8)	NM
Net income	$521	$587	$451	$(66)	(11)%	$70	16%
Discussion of Results:
Net income was $521 million, an increase of 16%.
Net revenue was $2.9 billion, a decrease of 7%, driven by weaker markets, lower performance fees and lower brokerage activity.
Noninterest expense was $2.1 billion, a decrease of 13%, primarily driven by lower legal expense. The prior-year quarter also included a loss on an asset held for sale.
Assets under management were $1.7 trillion, down 5%, due to the effect of lower market levels, outflows from liquidity products and asset sales.

CORPORATE

Results for Corporate				1Q16		2Q15
($ millions)	2Q16	1Q16	2Q15	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$(158)	$56	$(121)	$(214)	NM	$(37)	(31)%
Noninterest expense	(273)	153	44	(426)	NM	(317)	NM
Provision for credit losses	(1)	(2)	1	1	50	(2)	NM
Net income	$(166)	$(32)	$440	$(134)	(419)%	$(606)	NM
Discussion of Results:
Net loss was $166 million, compared with net income of $440 million in the prior-year quarter. The current quarter included two items that substantially offset each other: a net legal benefit and the impact of tax items in the quarter.
Net revenue was a loss of $158 million, compared with a loss of $121 million in the prior-year quarter. Noninterest expense was a benefit of $273 million, down $317 million, driven by a net legal benefit in the current quarter.

JPMorgan Chase & Co.
News Release

1. Notes on key performance measures and non-GAAP financial measures:

Notes on key performance measures

a.
Tangible common equity (“TCE”), return on tangible common equity (“ROTCE”) and tangible book value per share (“TBVPS”) are considered key financial performance measures. TCE represents the Firm’s common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than MSRs), net of related deferred tax liabilities. For a reconciliation from common stockholders’ equity to TCE, see page 9 of the Earnings Release Financial Supplement. ROTCE measures the Firm’s net income applicable to common equity as a percentage of average TCE. TBVPS represents the Firm's TCE at period-end divided by common shares at period-end. TCE, ROTCE and TBVPS are meaningful to the Firm, as well as investors and analysts, in assessing the Firm’s use of equity.

b.
Core loans include loans considered central to the Firm’s ongoing businesses; core loans exclude loans classified as trading assets, runoff portfolios, discontinued portfolios and portfolios the Firm has an intent to exit. For further information on total loans and core loans, see pages 3, 12, 16, 19, 21 and 23 of the Earnings Release Financial Supplement.

c.
Estimated as of June 30, 2016. Common equity Tier 1 (“CET1”) capital, the CET1 ratio and the supplementary leverage ratio (“SLR”) under the Basel III Advanced Fully Phased-In capital rules, to which the Firm will be subject as of January 1, 2019, are each considered key regulatory capital measures. These measures are used by management, bank regulators, investors and analysts to assess and monitor the Firm’s capital position. For additional information on these measures, see Capital Management on pages 149-158 of the Firm's Annual Report on Form 10-K for the year ended December 31, 2015, and pages 54-60 of the Firm’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

Notes on non-GAAP financial measures

d.
In addition to analyzing the Firm's results on a reported basis, management reviews the Firm's results, including the overhead ratio, and the results of the lines of business, on a “managed” basis, which are non-GAAP financial measures. The Firm's definition of managed basis starts with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm (and each of the business segments) on a fully taxable-equivalent (“FTE”) basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These non-GAAP financial measures allow management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business. For a reconciliation of the Firm’s results from a reported to managed basis, see page 7 of the Earnings Release Financial Supplement.

e.
Adjusted expense and adjusted overhead ratio are non-GAAP financial measures. Adjusted expense excludes Firmwide legal expense (a benefit of $430 million in the second quarter of 2016). The adjusted overhead ratio measures the Firm’s adjusted expense as a percentage of managed net revenue. Management believes this information helps investors understand the effect of these items on reported results and provides an alternate presentation of the Firm’s performance.

JPMorgan Chase & Co.
News Release

Additional notes:

2. Percentage comparisons noted in the bullet points are calculated for the second quarter of 2016 versus the prior-year second quarter, unless otherwise specified.

3.	Last twelve months (“LTM”).

4.	Net of employee issuance.

5.	Excludes Commercial Card.

6.	Represents the estimated liquidity coverage ratio ("LCR") based on the U.S. LCR rules.

7.	High quality liquid assets (“HQLA”) represents the estimated amount of assets that qualify for inclusion in the U.S. LCR.

8.
The amount of credit provided to clients represents new and renewed credit, including loans and commitments. The amount of credit provided to small businesses reflects loans and increased lines of credit provided by Consumer & Business Banking; Card, Commerce Solutions & Auto; and Commercial Banking. The amount of credit provided to nonprofit and U.S. and non-U.S. government entities, including U.S. states, municipalities, hospitals and universities, represents credit provided by the Corporate & Investment Bank and Commercial Banking.

JPMorgan Chase & Co.
News Release

JPMorgan Chase & Co. (NYSE: JPM) is a leading global financial services firm with assets of $2.5 trillion and operations worldwide. The Firm is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing, and asset management. A component of the Dow Jones Industrial Average, JPMorgan Chase & Co. serves millions of consumers in the United States and many of the world's most prominent corporate, institutional and government clients under its J.P. Morgan and Chase brands. Information about JPMorgan Chase & Co. is available at www.jpmorganchase.com.

JPMorgan Chase & Co. will host a conference call today at 8:30 a.m. (Eastern) to present second quarter financial results. The general public can access the call by dialing (866) 541-2724 in the U.S. and Canada, or (706) 634-7246 for international participants. Please dial in 10 minutes prior to the start of the call. The live audio webcast and presentation slides will be available on the Firm's website, www.jpmorganchase.com, under Investor Relations, Events & Presentations.

A replay of the conference call will be available beginning at approximately 12:30 p.m. on July 14, 2016, through midnight, July 28, 2016, by telephone at (800) 585-8367 (U.S. and Canada) or (404) 537-3406 (international); use Conference ID# 96556698. The replay will also be available via webcast on www.jpmorganchase.com under Investor Relations, Investor Presentations. Additional detailed financial, statistical and business-related information is included in a financial supplement. The earnings release and the financial supplement are available at www.jpmorganchase.com.

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & Co.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase & Co.’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2015, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which have been filed with the Securities and Exchange Commission and are available on JPMorgan Chase & Co.’s website (http://investor.shareholder.com/jpmorganchase/sec.cfm), and on the Securities and Exchange Commission’s website (www.sec.gov). JPMorgan Chase & Co. does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.